As filed with the Securities and Exchange
                                    Commission on on September 19, 2000
                                    Registration No. 333-48107


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                                 COM21, INC.
           (Exact name of Registrant as specified in its charter)

         Delaware                                       94-3201698
(State or other jurisdiction of                      (I.R.S Employer
incorporation or organization)                    Identification Number)

                              750 TASMAN DRIVE
                         MILPITAS, CALIFORNIA  95035
            (Address of principal executive offices) (Zip Code)

     GAD-LINE LTD. 1999 KEY EMPLOYEE AND CONSULTANTS SHARE OPTION PLAN

                            (Full title of plans)

                              Peter D. Fenner
                    President and Chief Executive Officer
                                Com21, Inc.
                             750 Tasman Drive
                        Milpitas, California 95035
                   (Name and address of Agent for Service)
                             (408) 953-9100
      (Telephone Number, including area code, of agent for service)

                                 Copies to:

                                Michael Dorf
                       Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                    One Market Street, Spear Street Tower
                          San Francisco, CA  94105

                       CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________________
                                             Proposed         Proposed
                               Amount         Maximum          Maximum       Amount of
Title of Securities            to be       Offering Price    Aggregate     Registration
 to be Registered           Registered (1)   Per Share     Offering Price      Fee
_______________________________________________________________________________________
GAD-Line Ltd. 1999 Key
Employee and Consultants
Share Option Plan - Common
Stock, $0.001 par value        237,130       $11.99 (2)      $3,202,889        $ 846
_______________________________________________________________________________________

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Stock Option Plan and Stock Purchase Agreement by reason of any stock splits, stock dividends or similar transactions related to the registered securities.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the weighted average of the exercise prices of the options to purchase the Common Stock to be registered.

                                 COM21, INC.

                     REGISTRATION STATEMENT ON FORM S-8

PART I:    INFORMATION REQUIRED IN THE PROSPECTUS

           Omitted pursuant to the instructions and provisions of Form S-8.

PART II:   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement covers 267,130 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Com21, Inc., a Delaware corporation (the "Registrant"), being registered for use under the GAD-Line Ltd. 1999 Key Employee and Consultants Share Option Plan (the "Plan"), which has been assumed by the Registrant.

Item 3.    Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 24, 2000;

2. The Registrant's Current Reports on Form 8-K (a) for the date April 18, 2000, filed with the Commission on April 24, 2000, and (b) for the date July 13, 2000, originally filed with the Commission on July 18, 2000, and as amended and filed with the Commission on September 18, 2000;

3. The Registrant's Quarterly Reports on Form 10-Q (a) for the fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000, and (b) for the fiscal quarter ended June 30, 2000, filed with the Commission on August 15, 2000; and

4. The Registrant's Registration Statement on Form 8-A filed with the Commission on April 8, 1998, in which there is described the terms, rights and provisions applicable to the Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold, shall be deemed be incorporated by reference and be part hereof from the date of such document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Index to Exhibits.

Exhibit
Number     Description of Document
_________  __________________________________________________________________

4.1 Instruments Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3 of this Registration Statement.

5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation

23.1       Independent Auditors' Consent

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in its opinion filed as Exhibit 5.1)

24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement

99.1       GAD-Line Ltd. 1999 Key Employee and Consultants Share Option Plan


Item 9.    Undertakings.

           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file, at the start of any delayed offering or throughout a continuos offering, a post-effective amendment to this registration statement to include any financial statements required by Section
210.3-19 of Item 512 of the Securities Act of 1933.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, as amended, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 19th day of September, 2000.

                                       COM21, INC.

                                       By:     /s/ Peter D. Fenner
                                           _____________________________
                                               Peter D. Fenner
                                               President, Chief Executive
                                               Officer and Director

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter D. Fenner and David L. Robertson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of September, 2000.

        Signatures                                  Title
____________________________  _______________________________________________

/s/ Peter D. Fenner           President, Chief Executive Officer, Director
_______________________       (Principal Executive Officer)
    Peter D. Fenner

/s/ David L. Robertson        Chief Financial Officer, Vice President Finance
_______________________       and Administration, Corporate Secretary
    Davud L. Robertson        (Principal Financial Officer)

/s/ Paul Baran                Chairman of the Board of Directors, Director
_______________________
    Paul Baran

/s/ Richard Kramlich          Director
_______________________
    Richard Kramlich

                              Director
_______________________
    Robert C. Hawk

/s/ Jerald L. Kent            Director
_______________________
    Jerald L. Kent

/s/ Daniel J. Pike            Director
_______________________
    Daniel J. Pike

/s/ Robert W. Wilmot          Director
_______________________
    Robert W. Wilmot

/s/ James J. Spilker, Jr.     Director
_______________________
    James J. Spilker, Jr.














                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
_____________________________________________________________________________

                                   EXHIBITS
_____________________________________________________________________________

                      Registration Statement on Form S-8

                                  COM21, INC.











                              INDEX TO EXHIBITS

Exhibit
Number     Description of Document
_________  __________________________________________________________________

4.1 Instruments Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3 of this Registration Statement.

5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation

23.1       Independent Auditors' Consent

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in its opinion filed as Exhibit 5.1)

24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement

99.1       GAD-Line Ltd. 1999 Key Employee and Consultants Share Option Plan


                                                                EXHIBIT 5.1

     OPINION OF WILSON SONSINI GOODRICH & ROSATI PROFESSIONAL CORPORATION

                             September 18, 2000


Com21, Inc.
750 Tasman Drive
Milpitas, CA  95035

           Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by Com21, Inc.. (the "Company") with the Securities and Exchange Commission on or about September 18, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 267,130 shares of the Company's Common Stock reserved for issuance under the GAD-Line Ltd. 1999 Key Employee and Consultants Share Option Plan, as assumed by the Company on July 3, 2000 (the "Plan"). As your legal counsel, we have examined the actions taken and proposed to be taken by the Company in connection with the sale and issuance of the shares of Common Stock under the Plan and Purchase Agreement (the "Shares").

It is our opinion that, upon completion of the actions being taken, or contemplated by us as your legal counsel to be taken by the Company prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,
                                        /s/ WILSON SONSINI GOODRICH & ROSATI
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation



                                                                EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Com21, Inc. on Form S-8 of our report dated January
21, 2000, appearing in the Annual Report on Form 10-K of Com21,
Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
San Jose, California
September 13, 2000










                                                                EXHIBIT 99.1


      GAD-LINE LTD. 1999 KEY EMPLOYEE AND CONSULTANTS SHARE OPTION PLAN

GAD-LINE Ltd., an Israeli company (the "Company"), has adopted a share option plan (the "Plan") for key employees, officers, and consultants of the Company and its subsidiaries in accordance with the following terms and conditions.

1.      DESIGNATION AND PURPOSE OF THE PLAN

1.1	Designation - The Plan is designated "the 1999 Key
Employee and Consultants Share Option Plan".

1.2	Purpose - The purpose of this Plan is to promote the
growth and development of the Company by affording an opportunity to the Company's officers, consultants and key employees (collectively "Participants") to purchase Shares of the Company. The Company needs to attract and retain highly competent personnel in order to attain the highest level of performance possible necessary to maintain and improve its competitive position and to continue to serve the best interests of its Shareholders and customers. The acquisition of Shares by Participants who are primarily responsible for the Company's success, provides a continuing incentive for them to promote the best interests of the Company, and, by providing them with a proprietary interest in the Company, induces them to continue in the employ and to work for the long-term benefit of the Company. All Shares, Options and other assets awarded under the Plan will be administered, distributed, and otherwise governed by the Company's Articles of Association, the provisions of the Plan and the Company's agreement with each Participant. The Plan is made pursuant to the provisions of Section 3(9) of the Israeli Income Tax Ordinance [New Version], and the rules, regulations, orders or proceedings promulgated thereunder from time to time.

2.      DEFINITIONS
The following definitions shall be applicable to the terms used in the Plan:

2.1	"Board" or "Board of Directors" means the board of
directors of the Company.

2.2	"Committee" means the Committee appointed by the Board of
Directors of the Company to administer the Plan pursuant to
Section 4 below.

2.3	"Eligible Participant" means any employee, officer, or
consultant of the Company or any of its subsidiaries.

2.4	"Shares" means Ordinary Shares of the Company (par value
NIS 0.5 per share).

2.5	"Option(s)" means one or more options to purchase Shares
which are granted to Participants under the Plan.

2.6	"Employee Option" means any Option which is granted to an
Employee Participants.

2.7	"Participant" means any Eligible Participant who is
granted an option to purchase Shares pursuant to the terms and conditions of the Plan.

2.8	"Employee Participant" means any Participant who is an
employee of the Company (or its subsidiaries), including directors who are employees.

2.9	"Participant Agreement" means the agreement entered into
between the individual Participant and the Company regarding the grant of the Option and its terms pursuant to and in accordance with the Plan.

2.10	"Shareholder(s)" means a holder of Ordinary Shares of the
Company (as defined in the Company's Articles of Association). Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine or neuter.

3.	SHARES SUBJECT TO PLAN

3.1	Total Number of Shares - The Company shall at all times
reserve, or shall increase its authorized share capital as may be required, and keep available for issuance and delivery, such number of shares to be issued upon the exercise of the Options granted under the Plan, as is necessary to reflect the effect of any share split, reverse share split, or other similar transaction or recapitalization of the Company.

3.2 	Unexercised Options - The number of Shares available for
grant of Options under the Plan shall be decreased by the number of Shares with respect to which Options have been issued and are outstanding or which are subsequently issued upon exercise of such Options. In the event that any outstanding Option granted under the Plan expires, is terminated, or is canceled prior to the end of the period during which Options may be granted under the Plan, the Ordinary Shares underlying such unexercised Option or any portion thereof shall become available for new grants of Options under the Plan.

4.      ADMINISTRATION OF THE PLAN

4.1	Appointment of Committee - The Committee shall be
appointed by the Board of Directors. If not so appointed, the entire Board of Directors shall act as the Committee.

4.2	Committee Meetings - The Committee shall hold its meetings
at such times and places as are determined by a majority of the Committee's members. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of a quorum present at a meeting duly called; provided, however, any action taken by a written document signed by all Committee members shall be as effective as any action taken by the Committee at a meeting duly called and held.

4.3	COMMITTEE POWERS

4.3.1	Subject to the terms and provisions of this Plan and
any applicable law and to such guidelines, if any, as shall be issued by the Board of Directors, the Committee, in its sole discretion, shall have full power and authority to: (i) designate the Participants to whom Options shall be granted; (ii) determine and/or amend the number of Shares to be covered by each such grant; (iii) determine the vesting schedule of the Options granted;
(iv) determine the exercise price of the Options; (v) determine the terms of payment for the Shares; and (vi) determine such other provisions and requirements as are appropriate, in the opinion of the Committee, to carry out the purpose of the Plan.

4.3.2 	The Committee shall have the rights, powers and
authority necessary or appropriate to administer this Plan in accordance with its terms including, without limitation, the power to make binding interpretations of this Plan and to resolve conclusively all questions
(whether express or implied) arising thereunder. The
Committee may prescribe such rules and regulations for administering this Plan as the Committee, in its sole discretion, deems necessary or appropriate. No Committee member shall be liable to the Company or to any Participant for any action or determination taken or made in good faith as a Committee member on behalf of the Plan.

4.3.3 	In the event of a tie vote with respect to any
matter brought before the Committee, such matter shall be presented to the Board and the decision of the Board shall be final with respect to such matter.

5.      ELIGIBLE PARTICIPANTS
Any Eligible Participant may be eligible for consideration by the Committee as a participant in the Plan. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him for participating in, any other grant of Options pursuant to the Plan or any other option or stock plan or other form of compensation plan of the Company or any of its affiliates.

All grants of Options to directors and office holders (as such term is defined in the Companies Ordinance (New Version), 1983 - "the
Companies Ordinance") shall be authorized and implemented in accordance with the provisions of the Companies Ordinance, as then in effect.

6.      GRANT AND EXERCISE OF OPTIONS

6.1	Option Period - Subject to the terms and conditions of the
Participant Agreement and the Plan, as shall be in effect from time to time, and unless otherwise determined by the Committee at the time of vesting of such Option, each Option granted under the Plan shall be exercisable from the date of grant through the fifth anniversary from the date of grant (the
"Option Period"). Options not so exercised shall terminate upon the expiration of the Option Period.

6.2 	Participant Agreement - Each Option granted to a
Participant under the Plan shall be evidenced by a Participant Agreement, to be entered into by and between the Company and such Participant, in the form and substance as may be from time to time approved by the Committee, which shall incorporate the provisions of this Plan. In the event of any conflict between the terms and conditions of a Participant Agreement and the terms hereof, the terms hereof shall control.

6.3 	Manner of Exercise - An Option shall be exercisable, in
whole or in part, during the Option Period, by delivery to the Company of a duly executed copy of the relevant notice of exercise in such form as may be prescribed by the Committee from time to time, specifying the number of Shares as to which such Option is being exercised, accompanied by full payment of the option exercise price thereof (the "Option Exercise
Price") in such currency as may be authorized by the Committee.

6.4     Termination of Employment

6.4.1 	Subject to Section 6.4.3 below, and unless the
Committee determines otherwise, if an Employee
Participant should, for any reason, cease to be employed by the Company, all Options theretofore granted to him under the Plan which have not become exercisable prior to the effective date of such cessation of employment shall ipso facto terminate, and the Employee Participant may exercise his options, only to the extent such Options have become exercisable prior to the effective date of such cessation of employment, at any time prior to the termination of the Option Period; provided, however that in the event of cessation of employment for reasons involving (1) commission of a crime of moral turpitude,
(2) commission of an act which constitutes a breach of the Employee Participant's duty of loyalty to the Company or (3) circumstances under which according to any law and/or employment agreement and/or judicial decision
(from a court of competent jurisdiction) the Employee
Participant is not entitled to the full amount of severance pay that would otherwise be payable under the Severance Pay Law, 1963, then all Options granted to such Employee Participant, whether exercisable or not, shall automatically terminate on the effective date of such cessation of employment.

6.4.2 	In the event of resignation or discharge of a
Participant from the employ of the Company or a subsidiary thereof, his employment shall, for the purposes of this Section 6.4, be deemed to have ceased upon the delivery to the employer of notice of resignation, or upon the delivery to the employee of notice of discharge, as the case may be, irrespective of the effective date of such resignation or discharge. The
Committee's determination as to whether an authorized leave of absence on military, governmental or public service or otherwise, or termination of employment under certain conditions, shall constitute termination of employment for the purposes hereof, shall be conclusive.

6.4.3 	Death, Disability, Retirement: Anything herein to
the contrary notwithstanding:

6.4.3.1 If an Employee Participant dies while in the employ of the Company, or a subsidiary thereof, his estate, to the extent that it has acquired by will and/or by operation of law the rights of the deceased Participant in connection with the purchase of any Shares under the Plan, shall have the right, for a period of twelve (12) months from the date of death of such Participant, to exercise such rights of the deceased
Participant not theretofore exercised, only to the same extent that the deceased Participant could have done so during or at the end of such 12-month period had he survived.

6.4.3.2 If an Employee Participant, while in the employ of the Company or a subsidiary thereof, should be incapacitated by reason of accident or illness or other cause approved by the Committee, and by virtue of such incapacity should, in the judgment of the Committee, be rendered unable to continue to be so employed, the Committee shall have the right, in its sole discretion, to permit such Participant (or his guardian) to continue to enjoy the rights granted to him or her under the Plan on such terms and conditions, with such limitations and subject to such requirements, as the Committee in its discretion may determine.

6.4.3.3 If an Employee Participant should retire, he may, subject to the approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the committee in its sole discretion may determine.

6.4.4 	Determination of Disability or Retirement:  Whether
the cessation of employment of a particular Participant is (i) by reason of "disability" for the purposes of
Section 6.4 hereof or by virtue of "retirement" for the purposes of Section 6.4 hereof, on the one hand, or is a termination of employment otherwise than by reason of such disability or retirement, on the other hand, or (ii) for reasons involving moral turpitude as referred to in
Section 6.4 hereof, shall be finally and conclusively determined by the Committee in its sole and absolute discretion.

7.      OPTION EXERCISE PRICE

Unless the Committee, in its sole discretion, determines otherwise in each Participant Agreement, the Option exercise price for each Share issuable upon exercise of an Option shall be one hundred percent (100%) of the price per Share paid by a third party investor in the most recent arm's length equity financing transaction with the Company, which was consummated prior to the date of grant of such Option.

8.      GRANT OF OPTIONS AND ISSUANCE OF SHARES; DIVIDEND AND VOTING RIGHTS

8.1	Grant of Options and Issuance of Shares

8.1.1	Anything herein to the contrary
notwithstanding and unless the Committee determines otherwise, each Option shall be issued by the Company directly to the Participant.

8.1.2 	Subject to the terms of this Plan, including
but not limited to, the vesting schedule of the Options, each Participant may require the Company to issue such Options or Shares, provided that no Options or Shares shall be issued by the Company to the Participant unless and until (i) such Participant shall have deposited with the Committee an amount of money which, in the Committee's opinion, is sufficient and necessary for the discharge of such Participant's tax obligations with respect to such Options or Shares; or (ii) such Participant shall provide the Committee with such confirmations, as deemed sufficient and necessary in Committee's discretion, according to which all tax consequences under any applicable law which may arise from the grant of an Option, from the exercise thereof, from the sale or disposition of Shares by the Participant or from any other act of the Participant in connection with any of the foregoing shall be borne solely by the Participant.

8.2 	Dividend Rights - All Shares issued upon the exercise
of Options granted under the Plan shall entitle the Participant thereof to receive dividends with respect thereto, provided, however, that Participant shall have no right to dividends or distribution or other right with respect to Shares for which the record date is prior to the date on which the Participant shall have become the holder of record.

8.3 	Voting Rights - Each Participant shall irrevocably
appoint the person who holds the office of the Company's
Chairman of the Board, at any given time, as his or her attorney, agent and proxy, with full power of substitution, and such person may in their name, place and stead vote all of the Shares held by them at any action by written consent or meeting of the Shareholders of the Company held after the date hereof, whether annual or special, and whether or not adjourned meeting or otherwise. The proxy holder shall vote such shares on any issue brought before the shareholders of the Company in the same proportion as the other shareholders of the Company. The aforementioned proxies shall expire upon the consummation of the Company's initial offering of its ordinary shares to the public on a domestic or foreign stock exchange.

9. 	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION,
        MERGER OR ASSET SALE

Upon the occurrence of any of the following described events, a Participant's Options and Shares under the Plan shall be adjusted as hereinafter provided:

9.1 	Changes in Capitalization  - Subject to any required
action by the Shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan or have been issued or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per Share covered by each such outstanding Option, shall be proportionately adjusted, in an equitable manner determined by the Committee, for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, combination or reclassification of the Company's Ordinary Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration".

9.2 	Dissolution or Liquidation - In the event of the
proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, the unexercised Option will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his Option as to all or any part of the Shares, including Shares as to which the Option would not otherwise be exercisable.

9.3 	Merger or Asset Sale - In the event of a merger of
the Company with or into another corporation, or the sale of all or substantially all of the assets or shares of the Company (a "Change of Control"), each outstanding
Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Notwithstanding the foregoing, the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise his or her Options, as to all of the Shares or any part thereof, including Options which would not otherwise be exercisable, under such terms and conditions as the Committee shall determine, in its sole discretion. If the Committee makes all or part of an Option fully exercisable (an "Accelerated Option") in lieu of such assumption or substitution, the Committee shall notify the Participant that such Accelerated Option shall be fully exercisable for a period of twenty-one
(21) days from the date of such notice, and the Option will terminate upon the expiration of such period. In the event of a partial acceleration, the remainder of the Option, to the extent it has not been assumed or substituted, shall vest in accordance with its terms.

For the purposes of this Section, following a Change of Control transaction, an Option shall be considered assumed if, for each Share covered by the Option prior to the Change of Control, the Option confers the right to purchase the same consideration (of any type or any combination of types ) received in the Change of Control by the shareholders of the Company for each Share held by them on the effective date of such Change of Control. In the event that the shareholders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares shall be the type of consideration deemed to be covered by the Option. However, if the consideration received in the Change of Control is other than shares of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide that the consideration to be received upon exercise of the Option shall be securities of the successor corporation or its parent only, equal in fair value, as conclusively determined by the Committee, to the per share consideration received by holders of Shares in the Change of Control. Notwithstanding anything in this Section to the contrary, the Committee may determine, in its sole discretion, that upon the effective date of such Change of Control, the Option shall confer the right to purchase any other security or asset, or that the terms of the Option shall be otherwise amended or modified.

9.4 	Dividends (Bonus Shares) - In the event that the
Company shall issue any of its securities as share dividends with respect to any Shares which at the time of such issuance are covered by a vested Option, each Participant upon exercising such vested Option shall be entitled to receive upon payment of such Option Exercise
Price, the Shares covered by such Option (and at no additional cost), such number of bonus Shares and/or such amount of cash in lieu of fractional Shares,that he would have received had he been the holder of the Shares as to which he is exercising his said right at all times between the date of the granting of such right and the date of its exercise.

9.5 	Upon the occurrence of any of the foregoing events,
the aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 3 hereof), in respect of which Options have not yet been granted, shall also be appropriately adjusted to reflect the foregoing events specified in this Section 9.

9.6	 Such adjustments as mentioned in this Section 9 shall
be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

10.     RESTRICTIONS ON TRANSFER

Apart from the inherent power of the Shareholders of the Company to alter or modify the rights of the Company's shares, the Committee may impose on any Participant such additional restrictions on the transfer of Shares as the Committee may determine at the time that Options are granted to the Participant or as may be agreed to by the Committee and the Participant following purchase of said Shares upon exercise of such Options under this Plan or upon termination of the Participant's employment with the Company. Such additional rights and restrictions shall be included in the Participation Agreement entered into between the Company and the Participant, or, upon agreement of the Participants, or in this Plan. In any event, the Options are personal in nature and are not transferable.

11.     AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors of the Company may amend or terminate this Plan at any time provided, however, that any such amendment or termination shall not adversely affect the rights of a Participant under the Plan prior thereto.

12.     DEFAULT

A Participant shall be deemed to be in default under this Plan, including the Participant Agreement, in the event that the Participant fails to pay any sum or perform any obligation provided for in the Plan, in a timely fashion or in a manner required. Any default under this Plan not cured within ten (10) days after the Company gives written notice of such default to Participant shall entitle the Company to exercise any and all remedies and rights against the defaulting Participant contained in any and all of the documents comprising this Plan or provided under applicable law.

13.     NOTICES

All notices and elections sent to the Company by a Participant shall be in writing and delivered in person or by certified mail to the Chairman of the Board or the C.E.O of the Company at the principal office of the Company.

All notices given by the Company to a Participant under the Plan shall be in writing and delivered in person or by certified mail to the Participant's address as reflected in the Company's records.
All notices will be deemed delivered within 7 days of their dispatch by certified mail, postage prepaid.

14.     TAX MATTERS

All tax consequences under any applicable law which may arise from the grant of an Option, from the exercise thereof, from the sale or disposition of Shares by the Participant or from any other act of the Participant in connection with any of the foregoing shall be borne solely by the Participant, and the Participant shall indemnify the Company, and hold it harmless, against and from any liability for any such tax or any penalty, interest or indexation thereon or thereof.

15.     EFFECTIVE DATE OF THE PLAN

The Plan effective date is as determined in the Board resolution dated 26.8.99 (the "Effective Date"). The date on which the Plan established therein was adopted by the Board of Directors. The Plan shall be in effect for a period of 10 (Ten) years commencing on the Effective Date, provided that any Options granted prior to the termination of the Plan shall remain outstanding thereafter in accordance with the terms of the Plan and the applicable Participant Agreement.